Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DENTSPLY International Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), We, Bret W. Wise, Chairman of the Board of Directors and Chief Executive Officer of the Company and Christopher T. Clark, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the date of the Report.

/s/	Bret W. Wise
Bret W. Wise
Chairman of the Board and
Chief Executive Officer

/s/	Christopher T. Clark
Christopher T. Clark
President and
Chief Financial Officer

July 31, 2014